                                                                      EXHIBIT 21



                        SUBSIDIARIES OF ARRIS GROUP, INC.
                             AS OF DECEMBER 31, 2003

         Arris Group, Inc. is the holding company for Arris International, Inc. and its subsidiaries. Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of Arris Group, Inc.



                                                                   STATE OR OTHER JURISDICTION OF INCORPORATION
                        SUBSIDIARY                                                OR ORGANIZATION
                        ----------                                 --------------------------------------------


Arris International, Inc.                                                            Delaware
       Arris Interactive L.L.C.                                                      Delaware
     ANTEC Latin America, Inc. Sucursal Argentina                                   Argentina
     Texscan Corporation                                                              Nevada
          ANTEC Europe Limited                                                    United Kingdom
          Antec International Corporation                                            Barbados
                Texscan de Mexico, S.A., de C.V.                                      Mexico
     Electronic Connector Corporation of Illinois                                    Illinois
     Communicaciones Broadband S.A. de C.V.                                           Mexico
     Power Guard, Inc.                                                               Illinois
     Eletronic System Products, Inc.                                                 Illinois
     ANTEC Foreign Sales Corporation                                                 Barbados
     ANTEC Asset Management Company                                                  Delaware
     ANTEC Licensing Company                                                         Delaware
     Arris International Iberia, S.L.                                                 Spain
     ANTEC do Brasil LTDA                                                             Brazil
     Arris International Netherlands BV                                            Netherlands
     Keptel, Inc.                                                                    Delaware
          Keptel de Mexico S.A. de C.V.                                               Mexico
     Arris Communications Ireland Limited                                            Ireland